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                                          Financial Statement 1-B
                                                      Page 1 of 1


                   NEW ENGLAND ELECTRIC SYSTEM
                      (Parent Company Only)
                       Statement of Income
              Twelve Months Ended September 30, 1995
                           (Unaudited)

                                                      (In Thousands)

Equity in earnings of subsidiaries                           $ 195,852
Interest income - subsidiaries                                     479
                                                             ---------
      Total income from subsidiaries                           196,331
Other income                                                        67
                                                             ---------
      Total income                                             196,398

Corporate and fiscal expenses (includes $1,752,000
 for cost of services billed by an affiliated company)           3,054
Federal income taxes                                               354
                                                             ---------
      Income before interest                                   192,990
Interest                                                           259
                                                             ---------
      Net income                                             $ 192,731
                                                             =========



                  Statement of Retained Earnings


Retained earnings at beginning of period                     $ 778,685
Net income                                                     192,731
Dividends declared on common shares                           (151,326)
                                                             ---------
Retained earnings at end of period                           $ 820,090
                                                             =========